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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS



         We have issued our reports dated February 17, 1995, accompanying the financial statements and schedules of Ultrak, Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Registration Statement and Prospectus, and to the use of our name under the caption "Experts."



/s/ GRANT THORNTON LLP
GRANT THORNTON LLP



Dallas, Texas

June 22, 1995